Exhibit (a)(4)

                          Notice of Guaranteed Delivery

                                       for

                  Tender of Outstanding Shares of Common Stock

                                       of

                                  Organic, Inc.
                    (Not to Be Used for Signature Guarantees)

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock (the "Shares") of Organic, Inc. (the "Company") are not immediately available or time will not permit all required documents to reach Equiserve (the "Depositary") on or prior to the Expiration Date (as defined in the Offer To Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 8 of the Offer To Purchase.

                        The Depositary for the Offer is:

                          EquiServe Trust Company, N.A.

           By Hand:                     By Mail:          By Overnight Carrier:

     Securities Transfer        EquiServe Trust Company  EquiServe Trust Company
        & Reporting             Attn: Corporate Actions  Attn: Corporate Actions
c/o EquiServe Trust Company       Post Office Box 43014     150 Royall Street
100 William's Street, Galleria      Providence, RI           Canton, MA 02021
     New York, NY 10038               02940-3014

                       Facsimile for Eligible Institution:
                                 (781) 575-2233

                         This Number To Confirm Fax Only
                                 (781) 575-3400

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

      The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

      The undersigned hereby tenders to E-Services Investments Organic Sub LLC, a wholly owned subsidiary of Seneca Investments LLC, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated December 5, 2001 (the "Offer To Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 8 of the Offer To Purchase.

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Number of Shares:
                 ------------------------------------------------------------
Certificate No(s). (if available):
                                  -------------------------------------------

If Share(s) will be tendered by book-entry transfer, check the box. |_|

Account Number:
               ---------------------------------

Date:                         Area Code and Telephone Number(s):
     ----------------------                                     -------------

Name(s) of Record Holder(s):
                            -------------------------------------------------
                                    (Please Print)

Signature(s):
             ----------------------------------------------------------------

Address(es):
            -----------------------------------------------------------------
                                      (Zip Code)

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                      THE GUARANTEE BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to Be Used for Signature Guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three trading days of the date hereof. Name of

Firm:
     ------------------------------------------------------------------------

                                                    Authorized Signature

Address:                                   Name:
        -------------------------------         -----------------------------

                                                     Print Type or Print

                                          Title:
---------------------------------------         -----------------------------
                          Zip Code

Area Code and Tel. No:_______________________   Dated__________________, ____

Note: Do not send Certificates for Shares with this Notice of Guaranteed Delivery. Certificates for Shares should be sent with your Letter of Transmittal.
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